Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1/A of our audit report dated December 15, 2014, with respect to the condensed balance sheets of Sauer Energy, Inc.as of August 31, 2014 and August 31, 2013, and the related statements of operations,stockholders’ equity, and cash flows for the periods then ended.We also consent to the reference to us under the heading “Experts” in such Registration Statement.

MartinelliMick PLLC

April 20, 2015